                                   Exhibit (a)(2)

                                       LETTER OF TRANSMITTAL
                                                TO
                           TENDER UNITS OF LIMITED PARTNERSHIP INTEREST
                                                IN
                                PAINEWEBBER R&D PARTNERS II, L.P.

                    PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 15, 1997
                                               BY
                                     BIOROYALTIES, L.L.C.

                            NUMBER OF     NUMBER OF(1)     PURCHASE PRICE(2)   TOTAL PURCHASE PRICE
                            UNITS OWNED   UNITS TENDERED   PER UNIT            IF ALL UNITS TENDERED
                            -----------   --------------   -----------------   ---------------------






                            (1) If no indication is marked above, all Units held will be deemed to have been tendered.
                            (2) Reduced by the amount of any distributions made or declared by the Partnership after June 30, 1997.

(PLEASE INDICATE CHANGES OR CORRECTIONS TO THE ADDRESS ABOVE, IF NECESSARY.)

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THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
EASTERN TIME, ON SEPTEMBER 12, 1997 (THE "EXPIRATION DATE") UNLESS SUCH OFFER IS EXTENDED.

     The undersigned hereby tender(s) to BioRoyalties, L.L.C., a Delaware limited liability company (the "Purchaser"), the number of units of limited partnership interest ("Units") in PaineWebber R&D Partners II, L.P., a Delaware limited partnership (the "Partnership"), specified above, pursuant to the Purchaser's offer to purchase any and all of the 8,257 issued and outstanding Units at a purchase price of $3,650 per Unit, net to the seller in cash (the "Purchase Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 1997 (the "Offer to Purchase") and this Letter of Transmittal (the "Letter of Transmittal"), which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the Offer (the "Offer"), all as more fully described in the Offer to Purchase. HOLDERS WHO TENDER THEIR UNITS WILL NOT BE OBLIGATED TO PAY ANY COMMISSIONS OR PARTNERSHIP TRANSFER FEES. Receipt of the Offer to Purchase is hereby acknowledged. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Offer to Purchase.

     By executing and delivering this Letter of Transmittal, a tendering Holder irrevocably appoints designees of Purchaser as his or her attorneys-in-fact and proxies, with full power of substitution, to the full extent of the Holder's rights with respect to the Units (and with respect to any and all other securities issued or issuable in respect of such Units on or after the date hereof) tendered by the Holder. All such powers of attorney and proxies will be considered coupled with an interest in the tendered Units and all prior powers of attorney and proxies given by the Holder with respect to the Units will be revoked, without further action, and no subsequent powers of attorney and proxies will be given (and, if given, will not be deemed effective) by the Holder. Designees of Purchaser will be empowered to exercise all voting and other rights of the Holder with respect to such Units as they in their sole discretion may deem proper, including, without limitation, in respect of any annual or special meeting of the Holders, or any adjournment or postponement of any such meeting, or in connection with any action by written consent in lieu of any such meeting or otherwise. Purchaser reserves the absolute right to require that, in order for Units to be validly tendered, immediately upon Purchaser's acceptance for payment of the Units, Purchaser must be able to exercise full voting and other rights with respect to the Units.

    Pursuant to such appointment as proxies and attorneys-in-fact, the Purchaser and its designees each will have the power, among other things, (i) to seek to transfer ownership of such Units on the books and records of the Partnership (and execute and deliver any accompanying evidences of transfer and authenticity any of them may deem necessary or appropriate in connection therewith, including, without limitation, any documents or instruments required to be executed under the Partnership Agreement or a "Transferor's (Sellers) Application for Transfer" created by the NASD, if required), (ii) upon receipt by the Information Agent/Depositary (as the tendering Holder's agent) of the Purchase Price, to be allocated Tax Credits and tax losses and to receive any and all distributions made or declared by the Partnership after June 30, 1997 in respect of the Units tendered by such Holder and accepted for payment by the Purchaser, regardless of the fact that the record date for any such distribution may be a date prior to or after the Expiration Date, (iii) the right to transfer or assign, in whole or from time to time in part, to any third party, the right to purchase Units tendered pursuant to the Offer, together with its rights under the Letter of Transmittal, but any such transfer or assignment will not relieve the assigned party of its obligations under the Offer or prejudice the right of tendering Holders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer, and (iv) to execute and deliver to the Partnership, the General Partner and/or designee (as the case may be) a change of address form instructing the Partnership to send any and all future distributions to which the Purchaser is entitled pursuant to the terms of the Offer in respect of tendered Units to the address specified in such form and to endorse any check payable to or upon the order of such Holder representing a distribution, if any, to which the Purchaser is entitled pursuant to the terms of the Offer, in each case on behalf of the tendering Holder. This power of attorney shall not be affected by the subsequent mental disability of the Holder, and the Purchaser shall not be required to post bond in any nature in connection with this power of attorney. The Purchaser may assign such power of attorney to any person with or without assigning the related Units with respect to which such power of attorney was granted. If legal title to the Units is held through an IRA or KEOGH or similar account, the Holder understands that this Letter of Transmittal must be signed by the custodian of such IRA or KEOGH account and the Holder hereby authorizes and directs the custodian of such IRA or KEOGH to confirm this Letter of Transmittal.

     By executing this Letter of Transmittal, the undersigned represents that either (a) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan; or (b) the tender and acceptance of Units pursuant to the Offer will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

                           (Continued on Reverse Side)

     By executing this Letter of Transmittal, the undersigned represents that this transfer has not been effected through an established securities market or through a broker-dealer or matching agent which makes a market in Units or which provides a widely available, regular and on-gong opportunity to the Holder of Units to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units.

     The undersigned recognizes that if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Units validly tendered and not properly withdrawn on or prior to the Expiration Date, the maximum number of Units permitted pursuant to the Offer on a pro rata basis with adjustments to avoid purchases which would violate the terms of the Offer, based upon the number of Units validly tendered prior to the Expiration Date and not properly withdrawn.

     The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in Section 2 ("Proration: Acceptance for Payment for Units") and Section 14 ("Conditions of the
Offer") of the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the Purchaser. Except as stated in Section 4 ("Withdrawal Rights") of the Offer to Purchaser, this tender is irrevocable, provided Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. The undersigned acknowledges that (i) upon acceptance of, and payment for, tendered Units, the undersigned shall no longer be entitled to any benefits as a Holder.

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                                           SIGNATURE BOX - MEDALLION GUARANTEE
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Please sign exactly as your name is printed on the front of      THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT
this Letter of Transmittal. For joint owners, each joint         TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE
owner must sign. All signatures must be Medallion Signature      CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
Guaranteed by an Eligible Institution. (SEE INSTRUCTION 2.)
The signatory hereto hereby certifies under penalties of         X
perjury that the address as printed or corrected on the           --------------------------------------------------------------
front of this Letter of Transmittal and the Taxpayer                     (Signature of Holder)              (Date)
Identification Number (i.e., the social security number)
furnished in the blank provided in this Signature Box is         X
correct. The undersigned hereby represents and warrants for       --------------------------------------------------------------
the benefit of the Partnership and the Purchaser that the                Taxpayer Identification Number (See Instruction 4)
Holder owns the Units tendered hereby and has full power and
authority to validly tender, sell, assign, transfer, convey      X
and deliver the Units tendered hereby and that when the same      --------------------------------------------------------------
are accepted for payment by the Purchaser, the Purchaser                 (Signature of Co-Holder)           (Date)
will acquire good, marketable and unencumbered title
thereto, free and clear of all liens, restrictions, charges,     (Title)
encumbrances, conditional sales agreements or other                     ---------------------------------------------------------
obligations relating to the sale or transfer thereof, and
such Units will not be subject to any adverse claims, and        Telephone (Day) (  )            Telephone (Eve) (  )
that the transfer and the assignment contemplated herein is                     ----------------                -----------------
in compliance with all applicable laws and regulations and
not in conflict with the Partnership Agreement. All                  MEDALLION GUARANTEE OF SIGNATURE (SEE INSTRUCTION 2)
authority herein conferred or agreed to be conferred shall
survive the death or incapacity of the undersigned and any       Name of Eligible Institution:
obligations of the undersigned shall be binding upon the                                       ----------------------------------
heirs, personal representatives, successors and assigns of
the undersigned.                                                 Authorized Signature:
                                                                                      -------------------------------------------
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                                                       TAX CERTIFICATIONS

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The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:

(i) The Taxpayer Identification Number ("TIN") furnished in the space provided for that purpose in the Signature Box of this
Letter of Transmittal is the correct TIN of the Holder; or if this / / is checked, the Holder has applied for a TIN. If the
Holder has applied for a TIN, a TIN has not been issued to the Holder, and either: (a) the Holder has mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service ("IRS") Center or Social Security Administration Office,
or (b) the Holder intends to mail or deliver an application in the near future, it is hereby understood that if the Holder does not provide a TIN to the Purchaser within sixty (60) days 31% of all reportable payments made to the Holder thereafter will be withheld until a TIN is provided to the Purchaser; and

(ii) Unless this box / / is checked, the Holder is not subject to backup withholding either because the Holder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Holder is no longer subject to backup withholding.

Note: Place an "X" in the box in (ii) above, ONLY if you are unable to certify that the Holder is not subject to backup withholding.
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                         PLEASE CAREFULLY READ THE FOLLOWING INSTRUCTIONS FOR THIS LETTER OF TRANSMITTAL
                                             FOR INFORMATION CALL (800) 243-3399

                                  INSTRUCTIONS
               FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER
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THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
EASTERN TIME, ON SEPTEMBER 12, 1997 (THE "EXPIRATION DATE") UNLESS SUCH OFFER
IS EXTENDED.
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1.   DELIVERY OF LETTER OF TRANSMITTAL.  For convenience in responding to the
     Offer, a pre-addressed, postage-paid envelope has been enclosed with the Offer to Purchase. HOWEVER, TO ENSURE RECEIPT OF THE LETTER OF TRANSMITTAL IT IS SUGGESTED THAT YOU USE OVERNIGHT COURIER DELIVERY OR, IF THE LETTER OF TRANSMITTAL IS TO BE DELIVERED BY UNITED STATES MAIL, THAT YOU USE CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     TENDER REQUIREMENTS.  To be effective, a duly completed and signed
     Letter of Transmittal, and any other required documents must be received by the Information Agent/Depositary at the address set forth below before the Expiration Date, unless extended. Letters of Transmittal which have been duly executed, but where no indication is marked in the "No. of Units Tendered" space, shall be deemed to have tendered all Units pursuant to the Offer.

               BY MAIL, COURIER OR                 THE HERMAN GROUP, INC.
               HAND DELIVERY                       2121 San Jacinto Street
                                                   26th Floor
                                                   Dallas, Texas 75201-9821

               FOR ADDITIONAL INFORMATION CALL:    (800) 243-3399

     UNITS IN BROKERAGE ACCOUNT. All Units are registered in the records of the Partnership in the name of the purchasing Holder (or Custodian for the purchasing Holder, if a retirement account). IN ORDER TO ACCEPT THE OFFER AND TENDER UNITS, THE LETTER OF TRANSMITTAL SHOULD BE COMPLETED ONLY BY THE HOLDER(S) LISTED ON THE FRONT OF THE LETTER OF TRANSMITTAL AND RETURNED TO THE INFORMATION AGENT/DEPOSITARY AT THE ADDRESS LISTED ABOVE. Therefore, the Letter of Transmittal need not be submitted through a broker or brokerage firm.

     THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE INFORMATION AGENT/DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

2.   SIGNATURE REQUIREMENTS.

     INDIVIDUAL AND JOINT OWNERS. After carefully reading and completing the Letter of Transmittal, in order to tender Units, Holders must sign at the "X" in the SIGNATURE BOX of the Letter of Transmittal. The signature(s) must correspond exactly with the name printed (or corrected) on the front of the Letter of Transmittal, without any change whatsoever. IF ANY UNITS ARE REGISTERED IN THE NAMES OF TWO OR MORE JOINT HOLDERS, ALL SUCH HOLDERS MUST SIGN THE LETTER OF TRANSMITTAL.

     CUSTODIANS, TRUSTEES, CORPORATIONS AND FIDUCIARIES. Custodian(s) and/or trustee(s) (if the Units are held in an IRA, KEOGH, pension or similar account), or executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the SIGNATURE BOX and must submit proper evidence satisfactory to the Purchaser of their authority to so act. (See Instruction 3 herein).

     MEDALLION SIGNATURE GUARANTEE.  ALL SIGNATURES ON THE LETTER OF
     TRANSMITTAL MUST BE MEDALLION GUARANTEED by a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States, a brokerage firm that is a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an"Eligible Institution").

3. DOCUMENTATION REQUIREMENTS. In addition to information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, BUT NOT LIMITED TO THOSE LISTED BELOW. Questions on documentation should be directed to The Herman Group, Inc. at (800) 243-3399. Project Administration Department. ALL SIGNATURES MUST BE MEDALLION GUARANTEED (SEE INSTRUCTION 2).

     DECEASED OWNER (JOINT TENANT)   -   Certified Copy of Death Certificate.

     DECEASED OWNER (OTHERS)         -   Certified Copy of Death Certificate.
                             (SEE ALSO EXECUTOR/ADMINISTRATOR/GUARDIAN BELOW).

     EXECUTOR/ADMINISTRATOR/GUARDIAN   -  Certified Copies of Court Appointment
                                          Documents for Executor or
                                          Administrator dated within 60 days;
                                          and

                                          (i)  A copy of applicable provisions
                                          of the Will (Title Page, Executor(s)
                                          powers, asset distribution);

                                          OR

                                          (ii) Certified copy of Estate
                                          distribution documents.

     ATTORNEY-IN-FACT                  -  Current Power of Attorney.

     CORPORATIONS/PARTNERSHIPS         -  Certified copy of Corporate
                                          Resolution(s), (with raised corporate
                                          seal), or other evidence of authority
                                          to act. Partnerships should furnish
                                          copy of Partnership Agreement.

     TRUST/PENSIONS                    -  Copy of cover page of the Trust or
                                          Pension Plan, along with copy of the
                                          section(s) setting forth names and
                                          powers of Trustees(s) and any
                                          amendments to such sections or
                                          appointment of Successor Trustee(s).

4. TAX CERTIFICATIONS. Holders tendering Units to the Purchaser pursuant to the Offer must certify correctness of the address as printed or corrected on the front of the Letter of Transmittal and his, her or its Taxpayer Identification Number ("TIN") as inserted in the Signature Box.

     SUBSTITUTE FORM W-9.

     PART (i), TAXPAYER IDENTIFICATION NUMBER - The persons signing this Letter of Transmittal must provide to the Purchaser the Holder's correct TIN and certify its correctness as inserted in the Signature Box, under penalties of perjury. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Holder's being subject to Backup Withholding.

     PART (ii), BACKUP WITHHOLDING - in order to avoid 31% federal income tax Backup Withholding, the person signing this Letter of Transmittal must certify, under penalties of perjury, that such Holder is not subject to Backup Withholding. Certain Holders (including, among others, all Corporations and certain exempt non-profit organizations) are not subject to Backup Withholding. Backup Withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. DO NOT CHECK THE BOX IN THE SUBSTITUTE FORM W-9 PART (ii), UNLESS YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING.

     When Determining the TIN to Be Furnished, Please Refer to the Following NOTE as a Guideline:

     INDIVIDUAL ACCOUNTS should reflect their own TIN. JOINT ACCOUNTS should reflect the TIN of the person whose name appears first. TRUST ACCOUNTS should reflect the TIN assigned to the Trust. IRA CUSTODIAL ACCOUNTS should reflect the TIN of the custodian (not necessary to obtain). CUSTODIAL ACCOUNTS FOR THE BENEFIT OF MINORS should reflect the TIN of the minor. CORPORATIONS OR OTHER BUSINESS ENTITIES should reflect the TIN assigned to that entity.

5. VALIDITY OF LETTER OF TRANSMITTAL. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and such determination will be final and binding. The Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor The Herman Group, Inc. is under any duty to give notification of defects in a Letter of Transmittal and neither will incur liability for failure to give such notification.

6. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted.

7. ASSIGNEE STATUS. Assignees of Holders must provide documentation to the Information Agent/Depositary which demonstrates, to the satisfaction of the Purchaser, such person's status as an Assignee.

     ===========================================================================
        EACH HOLDER IS URGED TO READ CAREFULLY THE ENTIRE OFFER TO PURCHASE,
          THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS BEFORE MAKING A
                              DECISION TO TENDER.
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